Exhibit 99.1

PRESS RELEASE

Editorial Contact:	For Release:
Kevin Palatnik	IMMEDIATE
(408) 764-4110	February 7, 2017
No. 1399

Coherent, Inc. Reports First Fiscal Quarter Results

SANTA CLARA, CA, February 7, 2017 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its first fiscal quarter ended December 31, 2016.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	December 31, 2016	October 1, 2016	January 2, 2016
GAAP Results
(in millions except per share data)
Net sales	$346.1	$248.5	$190.3
Net income	$30.4	$30.8	$20.3
Diluted EPS	$1.23	$1.25	$0.84

Non-GAAP Results
(in millions except per share data)
Net income	$63.4	$40.5	$23.9
Diluted EPS	$2.57	$1.65	$0.99

FIRST FISCAL QUARTER DETAILS

For the first fiscal quarter ended December 31, 2016, Coherent announced net sales of $346.1 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $30.4 million, or $1.23 per diluted share. These results compare to net sales of $190.3 million and net income of $20.3 million, or $0.84 per diluted share, for the first quarter of fiscal 2016.

Non-GAAP net income for the first quarter of fiscal 2017 was $63.4 million, or $2.57 per diluted share. Non-GAAP net income for the first quarter of fiscal 2016 was $23.9 million, or $0.99 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended December 31, 2016, October 1, 2016 and January 2, 2016 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income."

Net sales for the fourth quarter of fiscal 2016 were $248.5 million and net income, on a GAAP basis, was $30.8 million, or $1.25 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2016 was $40.5 million, or $1.65 per diluted share.

Exhibit 99.1

Ending backlog expected to ship in the next 12 months was $823.5 million at December 31, 2016, compared to a backlog of $605.3 million at October 1, 2016 and a backlog of $370.0 million at January 2, 2016.

As previously announced, on November 7, 2016, Coherent completed its acquisition of Rofin-Sinar Technologies, Inc. ("Rofin"), one of the world's leading developers and manufacturers of high-performance industrial laser sources and laser-based solutions and components, for $32.50 per share in cash, in a transaction valued at approximately $940 million. Coherent funded the transaction with a combination of cash on hand and proceeds from a 670 million Euro secured term facility.

Coherent ended the quarter with cash, cash equivalents and short term investments of $360.3 million, a decrease of $39.7 million from cash, cash equivalents and short term investments of $400.0 million at October 1, 2016.

“Coherent delivered record-setting performance and continues to enjoy a very strong demand environment across its end markets.  The FPD business remains robust with an increasing number of opportunities in device packaging that complement our leadership position in ELA.  Materials processing also performed well for components, lasers and tools including record orders in medical device manufacturing workstations.  All other end markets met or exceeded our expectations and customer engagement is at record levels,” said John Ambroseo, Coherent’s President and Chief Executive Officer.  “The integration of Coherent and Rofin is well underway and there have been few surprises.  The project teams are making steady progress and we are on track to meet our synergy targets,” he added.

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the Company's website at http://www.coherent.com/Investors/. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the Company's website.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands except per share data):

	Three Months Ended
	December 31, 2016	October 1, 2016	January 2, 2016

Net sales	$346,073	$248,461	$190,275
Cost of sales(A)(B)(D)(E)(G)	204,559	134,125	106,377
Gross profit	141,514	114,336	83,898
Operating expenses:
Research & development(A)(B)(G)	27,084	20,265	19,140
Selling, general & administrative(A)(B)(E)(G)(H)	73,768	45,168	36,774
Gain from business combination(C)	(5,416)	—	—
Amortization of intangible assets(D)	3,878	864	701
Total operating expenses	99,314	66,297	56,615
Income from operations	42,200	48,039	27,283
Other income (expense), net(B) (I)	5,172	(3,568)	(222)
Income from continuing operations, before income taxes	47,372	44,471	27,061
Provision for income taxes(F)	16,674	13,686	6,775
Net income from continuing operations	30,698	30,785	20,286
Loss from discontinued operations, net of income taxes	(290)	—	—
Net income	$30,408	$30,785	$20,286

Net income per share:
Basic from continuing operations	1.26	1.27	0.85
Basic from discontinued operations	(0.01)	—	—
Basic earnings per share	$1.25	$1.27	$0.85
Diluted from continuing operations	1.25	1.25	0.84
Diluted from discontinued operations	(0.01)	—	—
Diluted earnings per share	$1.23	$1.25	$0.84

Shares used in computations:
Basic	24,347	24,244	23,996
Diluted	24,644	24,582	24,236

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended
	December 31, 2016	October 1, 2016	January 2, 2016
Cost of sales	$960	$682	$605
Research & development	1,053	622	426
Selling, general & administrative	7,642	4,032	2,714
Impact on income from operations	$9,655	$5,336	$3,745

Exhibit 99.1

For the quarters ended December 31, 2016, October 1, 2016 and January 2, 2016, the impact on net income, net of tax was $8,166 ($0.33 per diluted share), $3,890 ($0.16 per diluted share) and $3,394 ($0.14 per diluted share), respectively.

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended
	December 31, 2016	October 1, 2016	January 2, 2016
Cost of sales	$1	$43	$33
Research & development	25	167	132
Selling, general & administrative	(62)	883	702
Impact on income from operations	$(36)	$1,093	$867

For the quarters ended December 31, 2016, October 1, 2016 and January 2, 2016, the impact on other expense, net from gains or losses on deferred compensation plan assets was income of $10, $1,007 and $932, respectively.

(C)	For the quarter ended December 31, 2016, the gain from business combination was $5,416 ($3,426 net of tax ($0.14 per diluted share)).

(D)
For the quarters ended December 31, 2016, October 1, 2016 and January 2, 2016, the impact of amortization of intangibles expense was $12,088 ($7,726 net of tax ($0.31 per diluted share)), $2,249 ($1,554 net of tax ($0.06 per diluted share)) and $2,092 ($1,448 net of tax ($0.06 per diluted share)), respectively.

(E)	For the quarter ended December 31, 2016, the impact of inventory and favorable lease step-up costs related to acquisitions was $9,304 ($6,469 net of tax ($0.26 per diluted share)).

(F)	The quarter ended January 2, 2016, included $1,221 ($0.05 per diluted share) non-recurring tax benefit from the renewal of the R&D tax credit for fiscal 2015.

(G)	For the quarter ended December 31, 2016, the impact of restructuring charges was $7,062 ($4,600 net of tax ($0.19 per diluted share)).

(H)
The quarters ended December 31, 2016 and October 1, 2016 included $14,228 ($14,492 net of tax ($0.59 per diluted share)) and $3,177 ($2,077 net of tax ($0.08 per diluted share)), respectively, of costs related to the acquisition of Rofin.

(I)
For the quarter ended December 31, 2016, the gain on our hedge of the Barclays debt commitment and issuance of the debt was $11,298 ($7,147 net of tax ($0.29 per diluted share)) and interest expense on the Barclays debt commitment was $2,665 ($1,844 net of tax ($0.07 per diluted share)). For the quarter ended October 1, 2016, the loss on our hedge of the Barclays debt commitment was $2,234 ($1,413 net of tax ($0.06 per diluted share)) and interest expense on the Barclays debt commitment was $1,089 ($754 net of tax ($0.03 per diluted share)).

Exhibit 99.1

Summarized balance sheet information is as follows (unaudited, in thousands):

	December 31, 2016	October 1, 2016
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$360,342	$399,953
Accounts receivable, net	241,112	165,715
Inventories	386,013	212,898
Prepaid expenses and other assets	69,213	37,073
Assets held-for-sale	65,484	—
Total current assets	1,122,164	815,639
Property and equipment, net	251,090	127,443
Other assets	716,317	218,066
Total assets	$2,089,571	$1,161,148

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$7,183	$20,000
Accounts payable	66,439	45,182
Other current liabilities	239,472	136,312
Total current liabilities	313,094	201,494
Other long-term liabilities	849,496	48,826
Total stockholders’ equity	926,981	910,828
Total liabilities and stockholders’ equity	$2,089,571	$1,161,148

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands (other than per share data), net of tax):

	Three Months Ended
	December 31, 2016	October 1, 2016	January 2, 2016
GAAP net income from continuing operations	$30,698	$30,785	$20,286
Stock-based compensation expense	8,166	3,890	3,394
Restructuring charges	4,600	—	—
Amortization of intangible assets	7,726	1,554	1,448
Gain on business combination	(3,426)	—	—
Non-recurring tax benefit	—	—	(1,221)
Acquisition-related costs	14,492	2,077	—
Interest expense on Barclays debt commitment	1,844	754	—
(Gain) loss on hedge of Barclays debt and debt commitment	(7,147)	1,413	—
Purchase accounting step-up	6,469	—	—
Non-GAAP net income	$63,422	$40,473	$23,907
Non-GAAP net income per diluted share	$2.57	$1.65	$0.99

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to the integration of Rofin and progress toward meeting synergy targets. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking

Exhibit 99.1

statement. Factors that could cause actual results to differ materially include risks and uncertainties, including, but not limited to, risks associated with any general market recovery, growth in demand for our products, the worldwide demand for flat panel displays, the demand for and use of our products in commercial applications, our successful implementation of our customer design wins, our and our customers’ exposure to risks associated with worldwide economic conditions, our customers’ ability to cancel long-term purchase orders, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, customer acceptance and adoption of our new product offerings, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our product offerings, worldwide government economic policies, our ability to integrate the business of Rofin successfully, manage our expanded operations and achieve anticipated synergies, and other risks identified in the Company’s and Rofin’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies and estimates described in the Company’s reports on Forms 10-K, 10-Q and 8-K, as applicable and as filed from time-to-time by the Company. Actual results, events and performance may differ materially from those presented herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions for scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 2000 and Standard & Poor’s SmallCap 600 Index. For more information about Coherent, visit the company's website at www.coherent.com/ for product and financial updates.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000